1111

12:26:49 p.m. State of Delaware 2/3
Secretary of State
Division of Corporations
Delivered 03:28 PM 09/19/2013
FILED 03:28 PM 09/19/2013
SRV 131108259 - 4195710 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of WESTINGHOUSE SOLAR, INC.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " First " so that, as amended, said Article shall be and read as follows:

The name of the Corporation is being changed to: Andalay Solar Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of September, 2013.

By: Margaret Randazzo
Authorized Officer

Title: CEO + CFO

Name: Margaret Randazzo
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Department of State: Division of Corporations

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Reservation No.	Entity Name	Entity Type	Cost	Status	Expiration Date (mm/dd/yyyy)
5391045	ANDALAY SOLAR INC.	CORPORATION	75.00	RESERVED	12/27/2013

SRV Number - 131037816

Payment Type - Checking/Savings Account (ACH)

ACH Account Reference Number - 082913113758213

Amount Charged - $75.00

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